Calamos Global Total Return Fund N-2

Exhibit k.1.v

Fourth Amendment to the Amended and Restated Stock Transfer Agency Agreement

THIS FOURTH AMENDMENT (“Amendment”), effective as of October 18, 2017 (“Effective Date”), is to the Amended and Restated Stock Transfer Agency Agreement (the “Agreement”), made as of June 15, 2007, as amended, between each entity set forth in Schedule II attached to the Agreement, (each, a “Customer”) and Computershare Inc., successor-in-interest to The Bank of New York (“Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Customer and the Agent are parties to the Agreement; and

WHEREAS, Customer and the Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Schedule II of the Agreement
(a)	Schedule II of the Agreement is hereby deleted and replaced with the attached Schedule II.

2, Amendment to Stock Transfer Fee Schedule of the Agreement.

(a)	“Issues Covered: Closed End Funds” section is hereby deleted in its entirety and replaced with the following:

“Issues Covered: Closed End Funds

Calamos Strategic Total Return Fund, Common Shares

Calamos Strategic Total Return Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Common Shares

Calamos Global Total Return Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Common Shares

Calamos Global Dynamic Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Common Shares

Calamos Convertible Opportunities & Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Common Shares

Calamos Convertible & High Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series C Mandatory Redeemable Preferred Shares

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Calamos Dynamic Convertible and Income Fund, Common Shares

Calamos Dynamic Convertible and Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Long/Short Equity Income 2028 Term Trust, Common Shares”

3.	Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.
4.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc.		Each Customer as set forth in Schedule II
as such may be amended from time to time

By: Calamos Advisors LLC
as Investment manager of each Customer

By:	/s/ Dennis V. Moccia	By:	/s/ Curtis Holloway
Name:	Dennis V. Moccia	Name:	Curtis Holloway
Title:	Manager, Contract Administration	Title:	SVP, Head of Fund Administration

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Schedule II

Calamos Convertible & High Income Fund

Calamos Convertible Opportunities & Income Fund

Calamos Global Dynamic Income Fund

Calamos Global Total Return Fund

Calamos Strategic Total Return Fund

Calamos Dynamic Convertible and Income Fund

Calamos Long/Short Equity Income 2028 Term Trust

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